EXHIBIT 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
INCREASED DISTRIBUTABLE CASH FLOW AND ADJUSTED EBITDA
IN 2014 FOURTH QUARTER AND YEAR END RESULTS

•	Distributable cash flow from continuing operations increased 43% compared to the 4th quarter of 2013

•	Distribution increase of $0.03, or 3.8%, per unit compared to the 4th quarter of 2013

•	Adjusted EBITDA from continuing operations increased 12% compared to the 4th quarter of 2013

KILGORE, Texas, February 25, 2015/GlobeNewswire/ -- Martin Midstream Partners L.P. (NASDAQ: MMLP) (the “Partnership”) announced today its financial results for the fourth quarter and year ended December 31, 2014.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership, said “As we all know, during the fourth quarter 2014, commodity prices, particularly crude oil, declined significantly. Our Partnership has no direct commodity exposure to crude oil, and our businesses and the services we provide are generally far removed from the well-head. Nonetheless, our unit price, as if tied directly to the price of crude oil, suffered significantly during the last half of 2014. While we do have some risk associated with reduced volumes of commodities being handled utilizing our assets, this represents a relatively small portion of our cash flow. More so, these cash flows are typically supported by minimum contractual throughput commitments. Throughout the Partnership’s history, our businesses have tended to be tied much closer to refinery utilization rather than to the production of oil and natural gas. We have seen before, and continue to believe, the necessary services and logistical support we provide to refineries have a level of staying power throughout the commodity price cycle. We expect the resilience of our diverse model will play out again in the current cycle. For the fourth quarter, excluding the recently discontinued operations of our NGL floating storage business, we had a distribution coverage ratio of 1.14 times. For the year ended 2014, excluding the discontinued operations of our NGL floating storage business, our distribution coverage ratio was 0.97 times. With respect to distributable cash flow, 2014 was an unusual year in terms of heavy maintenance capital expenditures due to the timing of the biennial turnaround at the Smackover refinery and the convergence of numerous regulatory-driven offshore marine dry dockings.

"Crude oil throughput volume at the Corpus Christi Crude Terminal remained steady during the quarter even as crude oil prices declined. Volumes through the terminal averaged 175,769 barrels per day in the fourth quarter and 164,223 barrels per day for 2014. Volume through the terminal in early 2015 is currently averaging approximately 175,000 barrels per day. Our traditional fee-based terminalling and storage business outperformed its forecast for the fourth quarter and all of 2014. However, such outperformance was offset by a continued challenging landscape in the packaging and lubricants business. Weak margins, decreased demand, and continued oversupply in the base oil market drove profitability to less than 40% of what was originally projected in our packaging and lubricants business. While we anticipate continued weakness for 2015 in our packaging and lubricants business, cash flow should improve year over year.

"In 2014 the Partnership made two significant capital investments, closing on the purchase of the remaining interests in Cardinal Gas Storage Partners LLC (“Cardinal”) and a 20% interest in West Texas LPG Pipeline L.P. (“WTLPG”). To date, both WTLPG and Cardinal have performed well, exceeding our cash flow forecasts. Based on the strength of interruptible services, particularly at the Monroe Gas Storage facility, Cardinal surpassed its fourth quarter forecast. We expect over $50 million of combined cash flow from these fee-based acquisitions driving positive cash flow growth in 2015.

"Also, our NGL logistics business, which includes the marketing and distribution of refinery grade butane and wholesale propane, performed near forecasted levels for the year ended 2014 despite tremendous commodity price decline experienced in the fourth quarter. Also, we are anticipating our NGL rail rack at our underground storage in North Louisiana to be completed sometime in the second quarter of 2015. This will allow us to expand our geographical footprint in our NGL logistics business.

"The Sulfur Services segment exceeded its forecast in the fourth quarter based on improved winter fill fertilizer volume and an increased demand for our prilling services as a result of improved sulfur prices. For the year ended 2014, Sulfur Services finished ahead of our internal forecast by approximately 18%. Driving this improved performance was a prolonged fertilizer application season and strong prilling demand particularly in our West Coast system. Looking ahead, we anticipate a reduced level of overall U.S. agricultural acreage planted in 2015, which could slightly impact our fertilizer business’ cash flow. This may be somewhat offset by continued strength in sulfur pricing and global demand.

"Our Marine Transportation segment also performed well during the last quarter of 2014. Cash flow was approximately $6.4 million - our strongest quarter since 2010. After planned regulatory dry docking expenses were incurred during the first two quarters of 2014, the marine segment’s performance in the second half of 2014 was strong, particularly in our offshore fleet. We expect similar strength in the performance of our marine assets in 2015 with minimal dry dockings scheduled this year.

"We achieved tremendous accomplishments in 2014 despite the overall decline in commodity prices suffered in the second half of the year. The Partnership completed two of its largest high-quality, fee-based acquisitions that we believe will continue to add significant value to the Partnership. In 2015, we will continue our focus on optimizing our existing operations and working on growth opportunities."

The Partnership's distributable cash flow from continuing operations for the fourth quarter of 2014 was $33.5 million. This compared to distributable cash flow from continuing operations for the fourth quarter of 2013 of $23.4 million. The Partnership's distributable cash flow from continuing operations for the year ended December 31, 2014 was $94.4 million. This compared to distributable cash flow from continuing operations for the year ended December 31, 2013 of $84.5 million.

The Partnership's adjusted EBITDA from continuing operations for the fourth quarter of 2014 was $42.5 million. This compared to adjusted EBITDA from continuing operations for the fourth quarter of 2013 of $37.9 million.  Net income for the fourth quarter of 2014 was $4.4 million, which resulted in a loss per limited partner unit of $0.07 after the incentive distribution rights were allocated to the general partner. The Partnership had a net loss of $39.3 million, or $1.44 per limited partner unit, for the fourth quarter of 2013. Results for the fourth quarter of 2013 were negatively impacted by the $54.1 million non-cash charge related to the Partnership's share of an impairment of the Monroe Gas Storage Company LLC ("Monroe") assets at Cardinal Gas Storage Partners, LLC ("Cardinal"), a previously held equity method investment of the Partnership.

The Partnership's adjusted EBITDA from continuing operations for the year ended December 31, 2014 was $149.0 million. This compared to adjusted EBITDA from continuing operations for the year ended December 31, 2013 of $135.5 million. As a result of a $30.1 million non-cash reduction in the carrying value of the Partnership's 42.2% unconsolidated investment in Cardinal, the Partnership reported a net loss for the year ended December 31, 2014 of $11.7 million, or a loss of $0.49 per limited partner unit. The reduction of the Cardinal investment occurred as a result of the Partnership's acquisition of the 57.8% controlling interest on August 29, 2014. The year ended December 31, 2014 also included a $3.4 million non-cash asset impairment charge related to one offshore tug and barge unit in the Partnership's Marine Transportation segment. These non-cash transactions negatively impacted earnings but had no impact on distributable cash flow. The Partnership had a net loss of $13.4 million, or $0.50 per limited partner unit, for the year ended December 31, 2013. Results for the year ended December 31, 2013 were negatively impacted by the $54.1 million non-cash charge related to the Partnership's share of an impairment of the Monroe assets at Cardinal.

On February 12, 2015, the Partnership exited the natural gas liquids floating storage and trans-loading businesses as a result of the sale of its six liquefied petroleum gas pressure barges, collectively referred to as the ("Floating Storage Assets") for $41.3 million. The Partnership expects to record a gain on the disposition of $1.5 million. The Partnership's adjusted EBITDA from the Floating Storage Assets for the fourth quarter of 2014 and the year ended December 31, 2014 was negative $1.8 million and negative $3.8 million, respectively.

The Partnership's distributable cash flow and adjusted EBITDA from discontinued operations related to the Floating Storage Assets for the fourth quarter of 2014 was negative $1.8 million. This compared to distributable cash flow and adjusted EBITDA from discontinued operations for the fourth quarter of 2013 of $0.7 million. The Partnership had a net loss from discontinued operations related to the Floating Storage Assets for the fourth quarter of 2014 of $2.3 million, or $0.07 per limited partner unit. This compared to net income from discontinued operations for the fourth quarter of 2013 of $0.4 million, or $0.01 per limited partner unit.

The Partnership's distributable cash flow and adjusted EBITDA from discontinued operations related to the Floating Storage Assets for the year ended December 31, 2014 was negative $3.8 million. This compared to distributable cash flow and adjusted EBITDA from discontinued operations for the year ended December 31, 2013 of $2.5 million. The Partnership had a net loss from discontinued operations related to the Floating Storage Assets for the year ended December 31, 2014 of $5.3 million, or $0.22 per limited partner unit. This compared to net income from discontinued operations for the year ended December 31, 2013 of $1.2 million, or $0.04 per limited partner unit.

Revenues for the fourth quarter of 2014 were $377.0 million compared to $467.1 million for the fourth quarter of 2013. Revenues were $1.6 billion for each of the years ended December 31, 2014 and 2013.

Distributable cash flow, EBITDA and adjusted EBITDA are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

Included with this press release are the Partnership's consolidated financial statements as of and for the year ended December 31, 2014 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership's Annual Report on Form 10-K, to be filed with the SEC on March 2, 2015.

Investors' Conference Call

An investors’ conference call to review the fourth quarter results will be held on Thursday, February 26, 2015, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 878-2695. An audio replay of the conference call will be available by calling (855) 859-2056 from 11:00 a.m. Central Time on February 26, 2015 through 10:59 p.m. Central Time on March 10, 2015. The access code for the conference call and the audio replay is Conference ID No. 70900825. The audio replay of the conference call will also be archived on Martin Midstream Partners’ website at www.martinmidstream.com.

About Martin Midstream Partners L.P.

The Partnership is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business lines include: (1) terminalling, storage and packaging services for petroleum products and by-products; (2) natural gas services, including liquids transport and distribution services and natural gas storage; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marine transportation services for petroleum products and by-products.

Forward-Looking Statements

Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization (“EBITDA”), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA and Adjusted EBITDA. Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historic costs of depreciable assets. The Partnership has included information concerning EBITDA and adjusted EBITDA because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unit holders.

Distributable Cash Flow. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA and distributable cash flow should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Additional information concerning the Partnership is available on the Partnership's website at www.martinmidstream.com.

Contact: Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Partnership's general partner at (903) 983-6200.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,
	2014	2013
Assets
Cash	$42	$16,542
Accounts and other receivables, less allowance for doubtful accounts of $1,620 and $2,492, respectively	134,173	163,855
Product exchange receivables	3,046	2,727
Inventories	88,718	94,902
Due from affiliates	14,512	12,099
Other current assets	6,772	7,353
Assets held for sale	40,488	—
Total current assets	287,751	297,478

Property, plant and equipment, at cost	1,343,674	929,183
Accumulated depreciation	(345,397)	(304,808)
Property, plant and equipment, net	998,277	624,375

Goodwill	23,802	23,802
Investment in unconsolidated entities	134,506	128,662
Debt issuance costs, net	13,118	15,659
Notes receivable - Martin Energy Trading LLC	15,000	—
Intangibles and other assets, net	81,465	7,943
	$1,553,919	$1,097,919
Liabilities and Partners’ Capital
Trade and other accounts payable	$125,332	$142,951
Product exchange payables	10,396	9,595
Due to affiliates	4,872	2,596
Income taxes payable	1,174	1,204
Other accrued liabilities	21,801	20,242
Total current liabilities	163,575	176,588

Long-term debt	902,005	658,695
Other long-term obligations	2,668	2,219
Total liabilities	1,068,248	837,502
Commitments and contingencies
Partners’ capital	485,671	260,417
	$1,553,919	$1,097,919

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Year Ended December 31,
	2014	2013	2012
Revenues:
Terminalling and storage *	$130,506	$115,965	$90,243
Marine transportation *	91,372	95,496	85,748
Natural gas storage services	22,991	—	—
Sulfur services	12,149	12,004	11,702
Product sales: *
Natural gas services	990,844	966,909	825,506
Sulfur services	203,322	201,120	249,882
Terminalling and storage	190,957	221,245	227,280
	1,385,123	1,389,274	1,302,668
Total revenues	1,642,141	1,612,739	1,490,361

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	948,765	928,725	801,724
Sulfur services *	159,782	157,723	194,952
Terminalling and storage *	172,069	195,640	205,588
	1,280,616	1,282,088	1,202,264
Expenses:
Operating expenses *	184,049	170,155	146,287
Selling, general and administrative *	36,316	29,236	25,494
Impairment of long lived assets	3,445	—	—
Depreciation and amortization	68,830	50,962	42,063
Total costs and expenses	1,573,256	1,532,441	1,416,108
Other operating income (loss)	(1,014)	1,166	(418)
Operating income	67,871	81,464	73,835

Other income (expense):
Equity in earnings (loss) of unconsolidated entities	5,466	(53,048)	(1,113)
Debt prepayment premium	(7,767)	(272)	(2,470)
Interest expense, net	(42,203)	(42,495)	(30,665)
Reduction in fair value of investment in Cardinal due to the purchase of the controlling interest	(30,102)	—	—
Other, net	1,505	542	1,092
Total other income (expense)	(73,101)	(95,273)	(33,156)
Net income (loss) before taxes	(5,230)	(13,809)	40,679
Income tax expense	(1,137)	(753)	(3,557)
Income (loss) from continuing operations	(6,367)	(14,562)	37,122
Income (loss) from discontinued operations, net of income taxes	(5,338)	1,208	64,865
Net income (loss)	(11,705)	(13,354)	101,987
Less general partner's interest in net (income) loss	(3,503)	267	(4,748)
Less pre-acquisition income allocated to Parent	—	—	(4,622)
Less loss allocable to unvested restricted units	32	40	—
Limited partner's interest in net income (loss)	$(15,176)	$(13,047)	$92,617

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Year Ended December 31,
	2014	2013	2012
Revenues:
Terminalling and storage	$74,467	$71,517	$64,669
Marine transportation	24,389	24,654	17,494
Product sales	7,661	4,698	7,201
Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	37,703	32,639	27,512
Sulfur services	18,390	18,161	16,968
Terminalling and storage	36,341	48,868	48,375
Expenses:
Operating expenses	79,577	70,333	58,834
Selling, general and administrative	23,679	17,689	13,678

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Year Ended December 31,
	2014	2013	2012
Allocation of net income (loss) attributable to:
Limited partner interest:
Continuing operations	$(8,255)	$(14,227)	$30,915
Discontinued operations	(6,921)	1,180	61,702
	$(15,176)	$(13,047)	$92,617
General partner interest:
Continuing operations	$1,906	$(291)	$1,585
Discontinued operations	1,597	24	3,163
	$3,503	$(267)	$4,748

Net income (loss) per unit attributable to limited partners:
Basic:
Continuing operations	$(0.27)	$(0.54)	$1.32
Discontinued operations	(0.22)	0.04	2.64
	$(0.49)	$(0.50)	$3.96

Weighted average limited partner units - basic	30,785	26,558	23,362

Diluted:
Continuing operations	$(0.27)	$(0.54)	$1.32
Discontinued operations	(0.22)	0.04	2.64
	$(0.49)	$(0.50)	$3.96

Weighted average limited partner units - diluted	30,785	26,558	23,365

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)

	Year Ended December 31,
	2014	2013	2012
Net income (loss)	$(11,705)	$(13,354)	$101,987
Other comprehensive income adjustments:
Changes in fair values of commodity cash flow hedges	—	—	126
Commodity cash flow hedging gains reclassified to earnings	—	—	(752)
Other comprehensive loss	—	—	(626)
Comprehensive income (loss)	$(11,705)	$(13,354)	$101,361

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CAPITAL
(Dollars in thousands)

	Partners’ Capital
	Common		General Partner
	Units	Amount	Amount	Total
Balances – December 31, 2012	26,566,776	$349,490	$8,472	$357,962

Net loss	—	(13,087)	(267)	(13,354)
Issuance of restricted units	64,500	—	—	—
Forfeiture of restricted units	(250)	—	—	—
General partner contribution	—	—	37	37
Cash distributions ($3.11 per unit)	—	(82,735)	(1,853)	(84,588)
Excess purchase price over carrying value of acquired assets	—	(301)	—	(301)
Unit-based compensation	—	911	—	911
Purchase of treasury units	(6,000)	(250)	—	(250)
Balances – December 31, 2013	26,625,026	254,028	6,389	260,417

Net loss	—	(15,208)	3,503	(11,705)
Issuance of common units	8,743,386	331,728	—	331,728
Issuance of restricted units	8,900	—	—	—
Forfeiture of restricted units	(5,000)	—	—	—
General partner contribution	—	—	7,007	7,007
Purchase of treasury units	(6,400)	(277)	—	(277)
Cash distributions ($3.18 per unit)	—	(95,197)	(2,171)	(97,368)
Excess purchase price over carrying value of acquired assets	—	(4,948)	—	(4,948)
Unit-based compensation	—	817	—	817
Balances – December 31, 2014	35,365,912	$470,943	$14,728	$485,671

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended December 31,
	2014	2013	2012
Cash flows from operating activities:
Net income (loss)	$(11,705)	$(13,354)	$101,987
Less: (Income) loss from discontinued operations	5,338	(1,208)	(64,865)
Net income (loss) from continuing operations	(6,367)	(14,562)	37,122
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	68,830	50,962	42,063
Amortization of deferred debt issue costs	6,263	3,700	3,290
Amortization of discount on notes payable	1,305	306	581
Amortization of premium on notes payable	(245)	—	—
Deferred income taxes	—	—	402
(Gain) loss on disposition or sale of property, plant, and equipment	1,353	(217)	795
Gain on sale of equity method investment	—	(750)	(486)
Impairment of long lived assets	3,445	—	—
Equity in (income) loss of unconsolidated entities	(5,466)	53,048	1,113
Reduction in fair value of investment in Cardinal due to the purchase of the controlling interest	30,102	—	—
Unrealized mark-to-market on derivatives	818	—	—
Unit-based compensation	817	911	385
Preferred dividends from Martin Energy Trading	1,498	1,738	—
Return on investment	2,600	—	—
Other	—	6	—
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	29,025	26,270	(56,856)
Product exchange receivables	(319)	689	14,230
Inventories	5,680	4,559	(2,733)
Due from affiliates	(2,413)	1,244	(20,135)
Other current assets	4,123	(5,432)	3,046
Trade and other accounts payable	(26,349)	(9,978)	17,595
Product exchange payables	801	(2,592)	(25,126)
Due to affiliates	2,276	(1,203)	18,976
Income taxes payable	(30)	(357)	367
Other accrued liabilities	1,084	10,749	(1,463)
Change in other non-current assets and liabilities	181	(1,449)	872
Net cash provided by continuing operating activities	119,012	117,642	34,038
Net cash used in discontinued operating activities	(3,432)	(5,459)	(1,360)
Net cash provided by operating activities	115,580	112,183	32,678
Cash flows from investing activities:
Payments for property, plant, and equipment	(84,307)	(92,243)	(93,640)
Acquisitions, net of cash acquired	(102,696)	(31,321)	(224,603)
Proceeds from sale of acquired assets	—	—	56,000
Payments for plant turnaround costs	(3,974)	—	(2,107)
Proceeds from sale of property, plant, and equipment	1,030	5,576	44
Proceeds from sale of equity method investment	—	750	531
Proceeds from involuntary conversion of property, plant and equipment	2,475	2,200	—
Investments in unconsolidated entities	(134,030)	—	(775)
Milestone distributions from ECP	—	—	2,208
Return of investments from unconsolidated entities	225	1,738	5,980
Contributions to unconsolidated entities for operations	(3,386)	(30,877)	(30,279)
Net cash used in continuing investing activities	(324,663)	(144,177)	(286,641)
Net cash provided by (used in) discontinued investing activities	—	(42,600)	271,605
Net cash used in investing activities	(324,663)	(186,777)	(15,036)
Cash flows from financing activities:
Payments of long-term debt	(1,533,087)	(650,000)	(706,000)
Payments of notes payable and capital lease obligations	—	(8,809)	(6,556)
Proceeds from long-term debt	1,493,250	839,000	727,000
Net proceeds from issuance of common units	331,728	—	194,170
General partner contributions	7,007	37	4,145
Excess purchase price over carrying value of acquired assets	(4,948)	(301)	(142,075)
Excess carrying value of assets over the purchase price paid by Martin Resource Management	—	—	(4,268)
Purchase of treasury units	(277)	(250)	(222)
Decrease in affiliate funding of investments in unconsolidated entities	—	—	(2,208)
Payments of debt issuance costs	(3,722)	(9,115)	(204)
Cash distributions paid	(97,368)	(84,588)	(76,528)
Net cash provided by (used in) financing activities	192,583	85,974	(12,746)

Net increase (decrease) in cash	(16,500)	11,380	4,896
Cash at beginning of period	16,542	5,162	266
Cash at end of period	$42	$16,542	$5,162

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Twelve Months Ended December 31, 2014 and 2013

	Year Ended December 31,		Variance	Percent Change
	2014	2013
	(In thousands)
Revenues:
Services	$135,697	$120,717	$14,980	12%
Products	190,957	221,249	(30,292)	(14)%
Total revenues	326,654	341,966	(15,312)	(4)%

Cost of products sold	175,246	197,974	(22,728)	(11)%
Operating expenses	83,504	74,441	9,063	12%
Selling, general and administrative expenses	3,565	3,238	327	10%
Depreciation and amortization	37,622	31,823	5,799	18%
	26,717	34,490	(7,773)	(23)%
Other operating income	290	792	(502)	63%
Operating income	$27,007	$35,282	$(8,275)	(23)%

Lubricant sales volumes (gallons)	32,418	39,342	(6,924)	(18)%
Shore-based throughput volumes (gallons)	253,262	270,522	(17,260)	(6)%
Smackover refinery throughput volumes (barrels per day)	6,159	6,912	(753)	(11)%
Corpus Christi crude terminal throughput volumes (barrels per day)	164,223	108,652	55,571	51%

Comparative Results of Operations for the Twelve Months Ended December 31, 2013 and 2012

	Year Ended December 31,		Variance	Percent Change
	2013	2012
	(In thousands)
Revenues:
Services	$120,717	$94,895	$25,822	27%
Products	221,249	227,280	(6,031)	(3)%
Total revenues	341,966	322,175	19,791	6%

Cost of products sold	197,974	207,699	(9,725)	(5)%
Operating expenses	74,441	58,766	15,675	27%
Selling, general and administrative expenses	3,238	4,671	(1,433)	(31)%
Depreciation and amortization	31,823	22,976	8,847	39%
	34,490	28,063	6,427	23%
Other operating income (loss)	792	(119)	911	766%
Operating income	$35,282	$27,944	$7,338	26%

Lubricant sales volumes (gallons)	39,342	38,107	1,235	3%
Shore-based throughput volumes (gallons)	270,522	218,494	52,028	24%
Smackover refinery throughput volumes (barrels per day)	6,912	5,994	918	15%
Corpus Christi crude terminal (barrels per day)	108,652	55,529	53,123	96%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Natural Gas Services Segment

Comparative Results of Operations for the Twelve Months Ended December 31, 2014 and 2013

	Year Ended December 31,		Variance	Percent Change
	2014	2013
	(In thousands)
Revenues:
Services	$22,991	$—	$22,991
Products	990,844	966,909	23,935	2%
Total revenues	1,013,835	966,909	46,926	5%

Cost of products sold	950,742	930,315	20,427	2%
Operating expenses	10,797	3,918	6,879	176%
Selling, general and administrative expenses	8,596	3,731	4,865	130%
Depreciation and amortization	13,090	962	12,128	1,261%
	30,610	27,983	2,627	9%
Other operating income	—	20	(20)	(100)%
Operating income	$30,610	$28,003	$2,607	9%

Distributions from unconsolidated entities	$4,323	$3,476	$847	24%

NGLs Volumes (barrels)	19,793	14,874	4,919	33%

Comparative Results of Operations for the Twelve Months Ended December 31, 2013 and 2012

	Year Ended December 31,		Variance	Percent Change
	2013	2012
	(In thousands)
Revenues	$966,909	$825,506	$141,403	17%
Cost of products sold	930,315	803,195	127,120	16%
Operating expenses	3,918	3,550	368	10%
Selling, general and administrative expenses	3,731	4,236	(505)	(12)%
Depreciation and amortization	962	601	361	60%
	27,983	13,924	14,059	101%
Other operating income	20	—	20
Operating income	$28,003	$13,924	$14,079	101%

Distributions from unconsolidated entities	$3,476	$3,961	$(485)	(12)%

NGLs Volumes (barrels)	14,874	12,080	2,794	23%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

Comparative Results of Operations for the Twelve Months Ended December 31, 2014 and 2013

	Year Ended December 31,		Variance	Percent Change
	2014	2013
	(In thousands)
Revenues:
Services	$12,149	$12,004	$145	1%
Products	203,322	201,120	2,202	1%
Total revenues	215,471	213,124	2,347	1%

Cost of products sold	160,144	158,085	2,059	1%
Operating expenses	17,136	16,975	161	1%
Selling, general and administrative expenses	4,359	4,083	276	7%
Depreciation and amortization	8,176	7,979	197	2%
Operating income	$25,656	$26,002	$(346)	(1)%

Sulfur (long tons)	847.7	836.6	11.1	1%
Fertilizer (long tons)	306.6	273.0	33.6	12%
Sulfur services volumes (long tons)	1,154.3	1,109.6	44.7	4%

Comparative Results of Operations for the Twelve Months Ended December 31, 2013 and 2012

	Year Ended December 31,		Variance	Percent Change
	2013	2012
	(In thousands)
Revenues:
Services	$12,004	$11,702	$302	3%
Products	201,120	249,882	(48,762)	(20)%
Total revenues	213,124	261,584	(48,460)	(19)%

Cost of products sold	158,085	195,314	(37,229)	(19)%
Operating expenses	16,975	17,404	(429)	(2)%
Selling, general and administrative expenses	4,083	3,975	108	3%
Depreciation and amortization	7,979	7,371	608	8%
	26,002	37,520	(11,518)	(31)%
Other operating loss	—	(258)	258	100%
Operating income	$26,002	$37,262	$(11,260)	(30)%

Sulfur (long tons)	836.6	959.9	(123.3)	(13)%
Fertilizer (long tons)	273.0	306.1	(33.1)	(11)%
Sulfur services volumes (long tons)	1,109.6	1,266.0	(156.4)	(12)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Marine Transportation Segment

Comparative Results of Operations for the Twelve Months Ended December 31, 2014 and 2013

	Year Ended December 31,		Variance	Percent Change
	2014	2013
	(In thousands)
Revenues	$97,049	$99,511	$(2,462)	(2)%
Operating expenses	77,964	79,306	(1,342)	(2)%
Selling, general and administrative expenses	1,084	1,347	(263)	(20)%
Impairment of long lived assets	(3,445)	—	(3,445)
Depreciation and amortization	9,942	10,198	(256)	(3)%
	11,504	8,660	2,844	33%
Other operating income (loss)	(1,304)	354	(1,658)	(468)%
Operating income	$10,200	$9,014	$1,186	13%

Comparative Results of Operations for the Twelve Months Ended December 31, 2013 and 2012

	Year Ended December 31,		Variance	Percent Change
	2013	2012
	(In thousands)
Revenues	$99,511	$88,815	$10,696	12%
Operating expenses	79,306	70,342	8,964	13%
Selling, general and administrative expenses	1,347	566	781	138%
Depreciation and amortization	10,198	11,115	(917)	(8)%
	8,660	6,792	1,868	28%
Other operating income (loss)	354	(41)	395	963%
Operating income	$9,014	$6,751	$2,263	34%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and twelve months ended December 31, 2014 and 2013, which represents EBITDA, Adjusted EBITDA and Distributable Cash Flow from continuing operations.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net income (loss)	$4,374	$(39,261)	$(11,705)	$(13,354)
Less: (Income) loss from discontinued operations, net of income taxes	2,290	(356)	5,338	(1,208)
Income (loss) from continuing operations	6,664	(39,617)	(6,367)	(14,562)
Adjustments:
Interest expense	7,852	11,437	42,203	42,495
Income tax (benefit) expense	183	(157)	1,137	753
Depreciation and amortization	24,554	13,913	68,830	50,962
EBITDA	39,253	(14,424)	105,803	79,648
Adjustments:
Equity in (income) loss of unconsolidated entities	(1,169)	52,170	(5,466)	53,048
(Gain) loss on sale of property, plant and equipment	1,407	579	1,353	(217)
Gain on sale of equity method investment	—	(750)	—	(750)
Gain on involuntary conversion of property, plant and equipment	—	(909)	—	(909)
Impairment of long lived asset	—	—	3,445	—
Unrealized mark to market on commodity derivatives	818	—	818	—
Reduction in fair value of investment in Cardinal due to purchase of the controlling interest	—	—	30,102	—
Debt prepayment premium	—	272	7,767	272
Distributions from unconsolidated entities	2,000	754	4,323	3,476
Unit-based compensation	228	174	817	911
Adjusted EBITDA	42,537	37,866	148,962	135,479
Adjustments:
Interest expense	(7,852)	(11,437)	(42,203)	(42,495)
Income tax benefit (expense)	(183)	157	(1,137)	(753)
Amortization of deferred debt issuance costs	848	810	6,263	3,700
Amortization of debt discount	—	76	1,305	306
Amortization of debt premium	(81)	—	(245)	—
Unrealized mark to market on interest rate derivatives	(489)	—	—	—
Payments of installment notes payable and capital lease obligations	—	(56)	—	(307)
Payments for plant turnaround costs	26	—	(3,974)	—
Maintenance capital expenditures	(1,296)	(3,972)	(14,556)	(11,445)
Distributable Cash Flow	$33,510	$23,444	$94,415	$84,485

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for each of the quarters in the year ended December 31, 2014 and 2013, which represents Distributable Cash Flow from discontinued operations.

	2014
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	YTD
Loss from discontinued operations, net of income taxes	$(589)	$(1,292)	$(1,167)	$(2,290)	$(5,338)
Adjustments:
Depreciation and amortization	383	384	285	482	1,534
Distributable Cash Flow from discontinued operations	$(206)	$(908)	$(882)	$(1,808)	$(3,804)

	2013
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	YTD
Income (loss) from discontinued operations, net of income taxes	$196	$1,093	$(437)	$356	$1,208
Adjustments:
Depreciation and amortization	128	383	384	383	1,278
Distributable Cash Flow from discontinued operations	$324	$1,476	$(53)	$739	$2,486